SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                December 1, 1997



                         THE ESTEE LAUDER COMPANIES INC.
             (Exact Name of Registrant as Specified in its Charter)


   DELAWARE                    1-14064                  11-2408943
(State or Other              (Commission           (I.R.S. Employer
Jurisdiction                 File Number)       Identification Number)
of Incorporation)


                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
               (Address of principal executive offices) (zip code)


                                 (212) 572-4200
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OF ASSETS.

                  On December 1, 1997, pursuant to an Asset and Stock Purchase Agreement, dated as of November 18, 1997 (the "Agreement"), by and among A-veda Corporation ("Aveda"), certain of its affiliates, and The Estee Lauder Companies Inc. (the "Registrant"), the Registrant, through certain of its wholly-owned subsidiaries, completed the acquisition of, among other things, substantially all of the assets of Aveda and certain of its affiliates and the assumption of certain of the obligations and liabilities related thereto.

                  The purchase price negotiated by the parties was $300,000,000 in cash. The full amount of the purchase price was obtained from borrowings under the Registrant's revolving credit facility with Morgan Guaranty Trust Company of New York, Deutsche Bank AG, The Chase Manhattan Bank, Citibank, N.A., Bank of America Illinois, Bank of Tokyo - Mitsubishi Trust Company, Kredietbank, Credit Suisse and Union Bank of Switzerland.

                  Aveda and its affiliates are engaged in the research, development, manufacture, marketing and sale of hair, skin and body care products and services, fragrances, essential oils and other beauty care products (collectively, the "Business"). The Registrant intends to continue to conduct the Business substantially in the same manner as it is currently being conducted.



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

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS

                  (a)      Financial Statements of Business Acquired.

                                    Not applicable.

                  (b)      Pro forma Financial Information.

                                    Not applicable.

                  (c)      Exhibits

                                    Not applicable.




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

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           THE ESTEE LAUDER COMPANIES INC.



                                           By: /s/Robert J. Bigler
                                                  ------------------------------
                                           Name:  Robert J. Bigler
                                           Title: Senior Vice President
                                                  and Chief Financial Officer




Dated:    December 1, 1997



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